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                                                                      EXHIBIT I


                                                                  Execution Copy

                               PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 17, 1997

                                     BETWEEN

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                       AND

                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
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                               PURCHASE AGREEMENT

            This PURCHASE AGREEMENT (this "Agreement") is made as of the 17th day of September, 1997 by and between Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), and The Prudential Insurance Company of America (the "Investor" or "Prudential").

                               W I T N E S S E T H

            WHEREAS, the Company wishes to issue and sell to the Investor or one or more other Prudential Investors (as defined in Section 7.2 hereof) an aggregate of 1,450,000 shares of common stock of the Company, $0.01 par value per share (the "Common Stock") and 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company (the "Series B Preferred Shares"), the terms of which shall be as set forth in the Series B Preferred Articles Supplementary in the form of Exhibit A (the "Series B Preferred Articles Supplementary"), in accordance with and subject to the terms and conditions set forth herein (the Common Stock and the Series B Preferred Shares, collectively, the "Shares"); and

            WHEREAS, Investor wishes to purchase, either for its own account or with one or more other Prudential Investors, the Shares on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

      1.1 Sale and Issuance of the Shares.

            (a) The Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Closing Date (as defined below) the Series B Preferred Articles Supplementary.

            (b) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue and sell to Investor or one or more other Prudential Investors, and Investor agrees to purchase, or cause one or more other Prudential Investors to purchase, from the Company an aggregate of 1,450,000 shares of Common Stock and 1,216,666 Series B Preferred Shares, at an aggregate purchase price of $75,999,981.00 (the "Purchase Price").

      1.2 Closing.

            (a) Upon the terms and subject to the satisfaction or waiver of all the conditions to closing set forth in this Agreement, the closing (the "Closing") of the purchase and sale of the Shares shall take place at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109 or at such other location as may be agreed upon by the Company and the Investor. Such Closing shall take place at 10:00 a.m., Eastern time on or before September 26,
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1997 or such other date or time as may be agreed upon by the Company and the
Prudential Investors (the "Closing Date"). At the Closing, the Company agrees to issue and sell to the Investor (or one or more other Prudential Investors) and the Investor agrees to purchase (or cause one or more other Prudential Investors to purchase) from the Company the Shares.

            (b) At the Closing, the Company shall issue and deliver to each Prudential Investor stock certificates in definitive form, registered in the name of the Prudential Investor, representing the Shares being purchased by the Prudential Investor and the Prudential Investors shall deliver to the Company, against delivery of the stock certificates representing the Shares, an amount equal to the Purchase Price by wire transfer of immediately available funds payable to the Company's order.

            (c) The certificates evidencing the Shares shall bear a legend substantially in the following form, in addition to any other legend required by the Company's Articles of Incorporation, unless the Company determines otherwise in accordance with applicable law:

            THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF CHARLES E. SMITH RESIDENTIAL REALTY, INC. (THE "COMPANY") THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY EXCEPT PURSUANT (A) TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (B) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY (i) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT IN FORM AND SUBSTANCE, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER OCTOBER 1, 1999.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants, as of the date of this Agreement and as of the Closing Date, that:


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      2.1 Organization, Good Standing and Qualification.

            (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not be reasonably expected to result in a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, properties, or financial or other condition of the Company and its subsidiaries taken as a whole.

            (b) Charles E. Smith Residential Realty, L.P. (the "Operating Partnership") has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties and conduct its business as now being conducted and has been duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not be reasonably expected to result in a Material Adverse Effect.

            (c) The subsidiaries of the Company set forth on Schedule 2.1 (individually, a "Subsidiary", collectively the "Subsidiaries") have each been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and have full power and authority to own, lease and operate their properties and to conduct their businesses as now being conducted, and each Subsidiary has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be in good standing or to so qualify would not be reasonably expected to result in a Material Adverse Effect. The Company has no subsidiaries except as set forth on
Schedule 2.1. The Company or the Operating Partnership owns, directly or indirectly, all of the equity securities of each Subsidiary.

      2.2 Power, Authority and Enforceability

            (a) The Company has all requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver and perform this Agreement and to issue and sell the Shares as herein provided.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      2.3 Capitalization.

            Upon the Company's adoption of the Series B Preferred Articles Supplementary, the authorized capital stock of the Company will consist of 95,000,000 shares of Common Stock, par value $0.01 per share, 45,000,000 shares of excess stock, par value $0.01 per share, 2,640,325 shares of Series A Preferred Stock, par value $0.01 per share, 1,220,000 shares of Series B Preferred Stock, par


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value $0.01 share, and 1,139,675 shares which are not classified. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in the Company's most recent annual report filed on Form 10-K or on
Schedule 2.3, (i) there are no outstanding securities or indebtedness convertible into, exchangeable for or carrying the right to acquire, Common Stock or other equity securities of the Company or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or dispose of any Common Stock or other equity securities or any ownership therein, (ii) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of equity securities of the Company or any such Subsidiary, (iii) there are no contractual restrictions on the payment of dividends or other distributions or amounts on or in respect of the Company's Common Stock, (iv) there are no agreements or arrangements to which any of the Company or its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act on terms materially more favorable to the holder of such Common Stock or other securities than the terms of the Registration Rights Agreement attached hereto as Exhibit C, and (v) there are no agreements or arrangements restricting the voting or transfer of any equity securities of the Company.

      2.4 Valid Issuance of Shares.

            The Shares which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable. The shares of Common Stock issuable upon the conversion of the Series B Preferred Shares (the "Converted Shares") will be duly and validly reserved for such issuance (based upon the initial conversion price thereof) and, when issued upon such conversion in accordance with the Series B Preferred Articles Supplementary, will be duly and validly authorized and issued, fully paid and nonassessable.

      2.5 Compliance with Other Instruments And Applicable Law.

            The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or the Company's Amended and Restated Bylaws (the "Bylaws") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement).

      2.6 No Registration Under the Securities Act.

            Assuming the continuing accuracy of the Investor's representations set forth in Article III and compliance by the Investor with the transfer restrictions set forth in the legends on the certificates


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evidencing the Shares and the Converted Shares, it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement to register the Shares or the issuance to the Investor of the Converted Shares under the Securities Act of 1933, as amended (the "Securities Act").

      2.7 No General Solicitation.

            Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require registration under the Securities Act of the Shares or
(ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Shares (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4.2 of the Securities Act.

      2.8 Financial Statements.

            The audited financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved, except as indicated therein or in the notes thereto. The unaudited financial statements, supporting schedules and pro forma financial information included in the Company's periodic filings filed pursuant to the Exchange Act, comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related published rules and regulations.

      2.9 Exchange Act Compliance.

            The Company has timely filed all documents required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all documents filed by the Company with the Commission pursuant to the Securities Act and the Exchange Act, when so filed, complied in form in all material respects with such acts and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      2.10 No Material Adverse Changes.

            Since the date that the Company filed its most recent annual report on Form 10-K pursuant to the Exchange Act, except as otherwise stated in such annual report or in a subsequent 10-Q filed by the Company with the Commission or as contemplated by such annual report or by this Agreement: (i) there has been no change in the business, operations or financial condition, of the Company and its Subsidiaries considered as one enterprise, or in the earnings or the ability to continue


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to conduct business in the usual and ordinary course of the Company and its
Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which has had a Material Adverse Effect; and (ii) except for the transactions contemplated by this Agreement, there has been no transaction entered into by the Company or any of its Subsidiaries other than
(a) transactions in the ordinary course of business or (b) transactions which would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and (iii) there have not been any changes in the capital stock (except as set forth in Section 2.3 of this Agreement) or any increases in the debt of the Company and its Subsidiaries considered as one enterprise, which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

      2.11 Litigation.

            Except as set forth in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act or in any subsequent 10-Q filed by the Company with the Commission, there is no action, suit or proceeding (whether or not purportedly on behalf of the Company or any of its Subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which, either alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement.

      2.12 Title to Properties; Leasehold Interests.

            (a) Except as disclosed in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act or in any subsequent filing by the Company with the Commission, or except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect: (i) the Company, through one or more Subsidiaries, has good and marketable title to all real properties and all other assets identified as being owned by the Company in its most recent annual report filed on Form 10-K, in each case, subject only to Permitted Exceptions (as herein defined); (ii) all leases under which the Company, or any of its Subsidiaries, leases any property are in full force and effect, and neither the Company nor any such Subsidiary is in default of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or asserting a default under any such leases; and (iii) all liens, charges or encumbrances on or affecting any of the property and assets of the Company and its Subsidiaries which are required to be disclosed in the Company's periodic reports filed pursuant to the Exchange Act are disclosed therein;

            (b) As used in this Agreement, "Permitted Exceptions" means: (i) real estate taxes and assessments not yet delinquent; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of the Company's or any Subsidiary's property; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting any of the Company's or any Subsidiary's property, provided that the same are not violated by existing improvements or the current use and operation of such property; (iv) any imperfection of title which does not affect in any material adverse respect the current use, operation or enjoyment of any of the Company's or any Subsidiary's real property and does not render title to such real property unmarketable or uninsurable and does not impair the value of such property; and (v) mortgage financing disclosed in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act.


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      2.13 Environmental Compliance.

            (a) Except as disclosed in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act or in any subsequent filing by the Company with the Commission, the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all Environmental Statutes (as hereinafter defined), except for such noncompliance as would not be reasonably expected to result in a Material Adverse Effect.

            (b) Neither the Company nor any of its Subsidiaries intends to use any real property owned or occupied by any such party for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

            (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is aware of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials
(i) on to any real property owned or occupied by any such party, (ii) into waters on or adjacent to any real property owned or occupied by any such party or (iii) onto lands from which Hazardous Materials might seep, flow or drain into such waters.

            (d) The Company is not aware of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute (as hereinafter defined) pertaining to Hazardous Materials on or originating from any real property owned or occupied by the Company or any of its Subsidiaries, which claim would be reasonably expected to result in a Material Adverse Effect.

            (e) No land owned by the Company or any of its Subsidiaries is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

            (f) As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq.: ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300F to 300j-11, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute" collectively, the "Environmental Statutes") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Company's periodic reports filed pursuant to the Exchange Act (a "Governmental Authority").


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      2.14 Taxes.

            (a) The Company and its Subsidiaries have filed all federal, state, local, foreign and other tax returns, reports, information returns and statements required to be filed by them (except for returns, reports, information returns and statements relating to which the failure to file would not be reasonably expected to result in any Material Adverse Effect). The Company and its Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed by any taxing authority to be due and payable with respect to such returns, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. The Company and its Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied. Except as set forth on Schedule 2.14 hereto, federal and state income tax returns for the Company and its Subsidiaries have not been audited by the Internal Revenue Service or state authorities. No deficiency, assessment with respect to or proposed adjustment of the Company's or any of its Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's or any of its Subsidiaries' knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company. There are no applicable taxes, fees or other governmental charges payable by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Shares or the Converted Shares.

            (b) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code, as amended (the "Code"), for its taxable years ended December 31, 1994 through December 31, 1996, and the Company's present method of operation and its assets and contemplated income are such that the Company expects under present law to so qualify for the fiscal year ending December 31, 1997 and in the future.

      2.15 Insurance.

            The Company and its Subsidiaries each carry or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances or is customary in the industry and all such insurance is in full force and effect.

      2.16 Employees; ERISA.

            (a) The Company has good relationships with its employees and has not had any substantial labor problems. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. Other than as disclosed in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act or in any subsequent filing by the Company with the Commission or with respect to plans that do not discriminate in scope, terms or operation in favor of executive officers or directors, are available generally to all salaried employees and are not required to be disclosed pursuant to the rules and regulations of the Commission, the Company has not established, sponsored, maintained, made any contributions to or been


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obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." The Company is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not be reasonably expected to result in a Material Adverse Effect.

            (b) In its capacity as general partner of the Operating Partnership, the Company exercises management rights and responsibilities, directly or indirectly, through one or more Subsidiaries of the Company or the Operating Partnership, with respect to the real property owned by the Operating Partnership and the Subsidiaries, including decisionmaking authority with respect to future acquisitions and sales of such real property.

            (c) The terms of this transaction have been negotiated and determined at arms'-length and are not less favorable to Investor than the terms that generally would be available in an arms'-length transaction between unrelated parties.

      2.17 Legal Compliance.

            (a) The Company is in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not be reasonably expected to result in a Material Adverse Effect. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, except where a failure to have such permit, license or other authorization would not be reasonably expected to result in a Material Adverse Effect.

            (b) Except as disclosed in the Company's most recent annual report on Form 10-K filed pursuant to the Exchange Act or in any subsequent filing by the Company with the Commission, there are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company which would reasonably be expected to result in a Material Adverse Effect.

            (c) Neither the Company nor any Subsidiary of the Company is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a Material Adverse Effect or (ii) in violation of any order of any Governmental Authority, except for such violations as could not reasonably be expected to have a Material Adverse Effect.

      2.18 Governmental Consent.

            Other than such consents, approvals, authorizations, declarations or filings as have already been obtained or made or which will be made at or prior to the Closing Date and as are set forth on Schedule 2.18, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement or performance hereunder or the valid offer, issue, sale and delivery of the Shares pursuant to this Agreement and the Series B Preferred Articles Supplementary.


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      2.19 Investment Company.

            The Company is not an investment company, as defined in the Investment Company Act of 1940, as amended, nor controlled by an investment company.

      2.20 No Other Liabilities.

            Except as set forth on Schedule 2.20, neither the Company nor any Subsidiary of the Company has any material liability, whether absolute, accrued, contingent or otherwise of a kind required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles or in the notes thereto, except liabilities (i) reflected on the consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1997, or (ii) liabilities that (a) have been incurred by the Company or any of its Subsidiaries after June 30, 1997 in the ordinary course of business and (2) could not reasonably be expected to have a Material Adverse Effect.

      2.21 Material Contracts.

            The Forms 10-Q filed in 1997, the 1996 Form 10-K, and Schedule 2.21, collectively, contain a correct and complete list of the following with respect to the Company and its Subsidiaries: (i) agreements with any person having beneficial ownership of 5% or more of the outstanding shares of Common Stock of the Company or any director or officer of the Company or any of its Subsidiaries and all shareholders' agreements and voting trusts to which the Company is a party or of which it has knowledge, in each case that are required to be filed as exhibits to a Form 10-K of the Company pursuant to Regulation S-K, and (ii) agreements not made in the ordinary course of business that could reasonably be expected to result in a Material Adverse Effect.

            Except for material contracts of the type required to be disclosed in the Company's most recent annual report on Form 10-K, neither the Company nor any Subsidiary of the Company has entered into an agreement not made in the ordinary course of business and which could reasonably be expected to result in a Material Adverse Effect.

      2.22 No Merger Agreements.

            As of the date hereof, neither the Company nor any Subsidiary of the Company has entered into any agreement with any person or entity which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation thereof with respect to a merger or consolidation with the Company or any Subsidiary of the Company or any other acquisition of a substantial amount of the assets of the Company or any such Subsidiary.

      2.23 Certain Actions By The Company.

            The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by the Company's creditors; (iii) suffered the appointment of receiver to take possession of all or substantially all of the Company's assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of the Company's assets; (v) admitted in writing the Company's inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

            The Investor represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

      3.1 Organization, Good Standing and Qualification.

            The Investor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Investor.

      3.2 Power, Authority and Enforceability.

            (a) The Investor has the requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver and perform this Agreement and to purchase the Shares hereunder.

            (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      3.3 Compliance with Other Instruments.

            The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Investor's ability to perform its obligations under this Agreement).

      3.4 Ownership Limitations.

            The Investor has received a copy of the Company's Articles of Incorporation and understands the restrictions on transfer and ownership of the Company included in Article VIII thereof and shall comply with such restrictions (after giving effect to the waiver referred to in Section 4.9 hereof).

      3.5 Investment Intent; Sophisticated Investor.

            The Investor is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act. The Investor is purchasing the Shares solely for investment purposes and not with a view toward making a public distribution of such shares or the Converted Shares except in accordance with the restrictions on transfer set forth in the legends thereon and in accordance with the Registration Rights Agreement. In the normal course of its business or its investing activities, the Investor invests in or purchases securities similar to the Shares and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares. The Investor is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time and it is able to bear such risk for an indefinite period.

      3.6 Unregistered Securities.

            The Investor understands and acknowledges and agrees that the Shares and the Common Stock issuable upon conversion of the Series B Preferred Shares have not been, and that the Series B Preferred Shares will not be, registered under the Securities Act or any other applicable securities law and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto. The Investor agrees to comply with the legends set forth in the certificates representing such shares.

      3.7 Access to Information.

            The Investor has had access to such financial and other information concerning the Company or any of its affiliates and the Shares as it deemed necessary in connection with its decision to purchase any of the Shares, including an opportunity to ask questions and request information from the Company, subject to any limitations specified in Section 6.4 of this Agreement.

      3.8 REIT Qualification Matters.

            To the knowledge of the Investor, no person which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 20% of the value of the outstanding equity interest in the Investor.

      3.9 Investment Company Matters

            The Investor is not, and after giving effect to the purchase of the Series B Preferred Shares contemplated hereby, will not be (a) required to register as an "investment company" or (b) an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      3.10 Governmental Consent.

            Other than such consents, approvals, authorizations, declarations or filings as have already been obtained or made or which will be made at or prior to the Closing Date, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Investor is required for the valid execution and delivery of this Agreement or performance of its obligations hereunder.

4. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT THE CLOSING.

            The Investor's obligations at the Closing under Section 1.2 of this Agreement are subject to the satisfaction or waiver by the Investor on or before such Closing of each of the following conditions:

      4.1 Series B Preferred Articles Supplementary.

            At or prior to the Closing, the Series B Preferred Articles Supplementary shall have been filed with and accepted for recording by the SDAT.

      4.2 Representations and Warranties.

            The representations and warranties of the Company contained in
Article 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      4.3 Performance.

            The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of such Closing.

      4.4 No Material Adverse Change.

            After the date of this Agreement and through the Closing Date, there shall not have occurred any change or event that has had or may reasonably be expected to have a Material Adverse Effect.

      4.5 Opinion of Company Counsel.

            The Investor shall have received from Hogan & Hartson L.L.P., counsel for the Company, and from the general counsel of the Company opinions in form and scope customary for transactions such as the Purchase of Shares and other transactions contemplated hereunder and reasonably satisfactory to the Investor.

      4.6 Registration Rights Agreement.

            Simultaneous with the Closing, the Company and the Investor shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit B.

      4.7 Officer's Certificate.

            The Company shall have delivered to the Investor on the Closing Date a certificate or certificates signed by an authorized officer of the Company to the effect that the facts required to exist by Sections 4.1, 4.2, 4.3, 4.4, 4.9,
4.10 and 4.11 exist on such Closing Date.

      4.8 Proceedings.

            All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Investor; and the Investor shall have received copies of all documents which the Investor may reasonably request in connection with said transactions and copies of the records of all proceedings of the Company in connection therewith in form and substance satisfactory to the Investor.

      4.9 Limited Waiver of Ownership Limitations.

            The Board of Directors of the Company shall have adopted a limited waiver of the ownership limitations in its Articles of Incorporation substantially in the form attached hereto as Exhibit C.

      4.10 No Injunction

            There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investor to consummate the transactions contemplated hereby or of the Company to issue the Shares.

      4.11 Amendment to Operating Partnership Agreement

            The First Amended and Restated Partnership Agreement of the Operating Partnership, as amended, shall have been amended further to create preferred partnership interests with economic attributes substantially identical to those of the Series B Preferred Shares.

      4.12 Listing Approval.

            On or before the date that the registration statement filed pursuant to the Registration Rights Agreement becomes effective, the Common Stock (including shares issuable upon conversion of the Series B Preferred Shares) shall have been approved for listing on the New York Stock Exchange.

      4.13 Consultation Agreement.

            The Operating Partnership and certain Subsidiaries specified by the Investor shall have entered into an agreement with the Investor and the Company providing information and consultation rights to each of them substantially similar in scope and duration as those set forth in Section 6.1.

5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING.

            The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

      5.1 Representations and Warranties.

            The representations and warranties of the Investor contained in
Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      5.2 Performance.

            The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of such Closing.

      5.3 Officer's Certificate.

            The Investor shall have delivered to the Company on the Closing Date a certificate or certificates signed by an authorized officer of the Investor to the effect that the facts required to exist by Sections 5.1 and 5.2 and exist on such Closing Date.

      5.4 No Injunction.

            There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investor to consummate the transactions contemplated hereby.

6. COVENANTS.

      6.1 Information Rights.

            (a) For the period ending on the earlier of (i) January 1, 2003, and
(ii) the first date on which the number of shares of Common Stock plus the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock then held by the Prudential Investor have an aggregate Market Value (as defined below) of less than $30 million (the "Qualification Period"), the Company and/or the Operating Partnership shall provide to the Investor copies of all documents filed by either of them with the Commission pursuant to Sections 13 or 15 of the Exchange Act and any amendments thereto filed with the Commission promptly after the filing thereof with the Commission. As used herein, the "Market Value" of the Common Stock as of any date shall equal the average of the closing prices of the Common Stock reported for the preceding 10 trading days on the New York Stock Exchange.

            (b) The Company and the Operating Partnership shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and the Operating Partnership in accordance with generally accepted accounting principles, and the Company shall cause the Operating Partnership and its other Subsidiaries to do the same. Subject to the limitations set forth in Section 8.5(C) of the Partnership Agreement, during the Qualification Period, the Company shall, and shall cause the Operating Partnership to, upon reasonable notice by Purchaser, provide Purchaser with reasonable access to, all books and records of the Company and the Operating Partnership during regular business hours and allow Purchaser to make copies and abstracts thereof and the Company shall cause its Subsidiaries to do the same. Purchaser shall have the right to consult from time to time (but in any event not more frequently than five times in any calendar year) with management of the Company at the Company's place of business regarding operating and financial matters of the Company and its Subsidiaries.

            (c) During the Qualification Period, the Company shall provide to such Prudential Investor non-confidential operating information of the same general nature as the Company provides to financial analysts, substantially concurrently with provision of such information to financial analysts. Investor hereby acknowledges that the Company will not be required to furnish any information that the Company believes would constitute material nonpublic information, unless the Investor agrees in writing with the Company not to trade in the securities of the Company until such time as such material information becomes public.

      6.2 Maintenance of REIT Status.

            (a) Until the earlier of (i) the end of the Qualification Period or
(ii) December 31, 2002, the Company will use its reasonable best efforts to continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, subject to the right of the Company to voluntarily terminate its status as a real estate investment trust pursuant to Subsection 6.2(b). The Company agrees that it will not voluntarily terminate its status as a real estate investment trust for a period of 24 months after the date of this Agreement.

            (b) If the Company's Board of Directors shall adopt a resolution or take other corporate action recommending that the Company terminate its status as a real estate investment trust, the Company shall, within 10 calendar days of such resolution, provide each Prudential Investor with notice of the record date for the annual or special meeting of stockholders called for the approval of such action. The Company agrees that the record date for determining stockholders eligible to vote at meeting at which such a vote or resolution shall occur shall not be earlier than the twentieth calendar day after the date of the notice provided pursuant to this Subsection 6.2(b).

      6.3 Waiver of Ownership Limitations.

            So long as the sum of (i) the aggregate number of shares of Common Stock held by all Prudential Investors and (ii) the aggregate number of shares of Common Stock into which the Series B Preferred Shares held by all Prudential Investors are convertible (assuming that all such Series B Preferred Shares are immediately convertible) is greater than 9.8% of the outstanding Common Stock and (ii) the Prudential Investors have not breached the covenant set forth in Subsection 6.5(a)(iii) of this Agreement, the Company shall not reverse or rescind the waiver required to be granted pursuant to Section 4.9 of this Agreement. Thereafter, the Company may reverse or rescind such waiver or such waiver may terminate by its own terms.

      6.4 No Public Disclosure.

            Neither party to this Agreement nor any affiliate of either party will make any public disclosure concerning the transactions contemplated by this Agreement unless such disclosure has been provided to the other party at least one business day prior to such disclosure. Unless in the reasonable opinion of counsel to each party such disclosure is required by applicable law, neither party nor any affiliate of either party will make any such public disclosure without the other party's prior written consent.

            With respect to the initial public disclosure of the transactions contemplated by this Agreement, the Investor shall have the right to review (before filing or public announcement) any filing or press release that refers to the Investor or the transactions contemplated hereby. The Investor shall have the right to review (before public announcement) any subsequent press releases that specifically refer to the transactions contemplated hereby or to the Investor.

      6.5 Standstill Provisions.

            (a) During the Standstill Period (as defined below), except as provided in Subsection 6.5(a)(iii), each Prudential Investor will not, and will cause each of its controlled Affiliates not to, and will use its reasonable efforts to cause each of its other Affiliates not to, directly or indirectly:

                  (i) act in concert with any other person or Group by becoming a member of a 13D Group (as defined below), other than any 13D Group comprised exclusively of Investor and one or more of its Affiliates;

                  (ii) sell, transfer, pledge (other than pledges made to commercial lending institutions securing indebtedness for borrowings) or otherwise dispose of (collectively, "Transfer") any Series B Preferred Shares or Common Stock to any person if the acquisition of such capital stock by such person would, to the knowledge of the Prudential Investor at the time of such Transfer, after due inquiry, violate the provisions of Section 8(b)(1) of the Articles of Incorporation of the Company; provided that this Section shall not prohibit Transfers (A) between the Investor and an Affiliate of the Investor or
(B) between one or more Affiliates of the Investor;

                  (iii) so long as the sum of (i) the aggregate number of shares of Common Stock held by all Prudential Investors and (ii) the aggregate number of shares of Common Stock into which the Series B Preferred Shares held by all Prudential Investors are convertible (assuming that all such Series B Preferred Shares are immediately convertible) is greater than 9.8% of the outstanding Common Stock, purchase or otherwise acquire any Common Stock or other securities of the Company if, after giving effect to such purchase or acquisition, the Prudential Investors and their Affiliates (and any persons that are members of a 13D Group of which any Prudential Investor or any of their Affiliates may be a member, notwithstanding the provisions of clause (i) above) collectively would Beneficially Own (as defined below) more than 19.998% of the outstanding shares of Common Stock of the Company; provided that the Prudential Investors shall not be deemed to have breached this covenant as a result of a decrease in the aggregate number of shares of Common Stock outstanding;

                  (iv) solicit or propose to effect or negotiate any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company and its Subsidiaries or any other change of control of the Company or similar extraordinary transaction;

                  (v) solicit, initiate or participate in any "solicitation," of "proxies" or become a "participant" in an "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(i); call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the stockholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders of the Company for the approval of, one or more stockholder proposals; provided that Investor shall not be prohibited from communicating with a security holder who is engaged in any "solicitation" of "proxies" or who is a "a participant" in any "election contest";

                  (vi) seek representation on the Board of Directors of the Company or a change in the size of the Board of Directors; or

                  (vii) Transfer any capital stock of such Prudential Investor or of any Affiliate of such Prudential Investor that owns any capital stock of the Company, or Transfer of any options, warrants, convertible securities, or other similar rights to acquire any capital stock of such Prudential Investor or any such Affiliate, such that, after giving effect thereto, the Beneficial Owner (as defined below) of such shares of capital stock of the Company would, to the knowledge of the Prudential Investor at the time of such Transfer, after due inquiry, (A) Beneficially Own more than 19.998% of the outstanding shares of Common Stock of the Company or (B) violate the provisions of Section 8(b)(l) of the Articles of Incorporation, or

            (viii) act in concert with any person with respect to any of the foregoing.

The foregoing provisions shall not be construed to prevent the Prudential Investor from voting, or granting any proxy to vote, any Shares or attending or participating in any meeting called by the Company or a person other than Prudential Investor.

            (b) As used in this Section, the following terms have the respective meanings set forth below:

            "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as such rule is in effect on the date hereof, but shall not include any investment company registered under the Investment Company Act of 1940, as amended, with respect to which Prudential or any of its Affiliates provides management services.

            "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing. "Beneficial Ownership" and "Beneficial Owner" shall have correlative meanings. As used with respect to the Common Stock of the Company, the term shall include any shares of Common Stock issuable, without regard to any requirement of notice or the passage of time or the occurrence of any event, pursuant to any options, warrants, or other convertible or exchangeable securities held by the applicable person, its Affiliates, or any member of a 13D Group of which such person is a member. For purposes of this Agreement, the Prudential Investor shall not be deemed to Beneficially Own Common Stock held in customer accounts of any broker-dealer subsidiary of Prudential.

            "Covered Transaction" shall mean any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company and its subsidiaries or any other change of control of the Company or similar extraordinary transaction, other than any transaction in which the Company is the surviving and acquiring corporation and in which the business or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company (on a consolidated basis) prior to such transaction.

            "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity.

            "Prudential Investor" shall have the meaning given such term in
Section 7.2 of this Agreement.

            "Standstill Period" shall mean the period beginning on the date hereof and ending on the earlier of (i) January 1, 2003, and (ii) the first date following the date on which the aggregate Beneficial Ownership by the Prudential Investors and their Affiliates (and any persons that are members of a 13D Group of such Prudential Investors or any of their Affiliates are members, notwithstanding the provisions of clause (i) of Section 6.5(a)) of shares of Common Stock of the Company shall have been less than 9.8% of the number of outstanding shares of Common Stock of the Company (treating any shares of Common Stock issuable under options, warrants, or other convertible or exchangeable securities Beneficially Owned by such Prudential Investors, their Affiliates, and any member of such a 13D Group as being outstanding for this purpose). Notwithstanding the foregoing, the Standstill Period also shall be terminated on the earliest of:

                  (i) the acquisition by any person or Group other than a Prudential Investor or any Affiliate thereof of Beneficial Ownership of 25% or more of the outstanding shares of Common Stock of the Company, on a fully diluted basis; or

                  (ii) any breach by the Company of this Agreement that is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect a Prudential Investor.

            "13D Group" shall mean any group of persons acquiring, holding, voting, or disposing of capital stock of the Company that would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person"

within the meaning of Section 13(d)(3) for the 1934 Act if such group Beneficially Owned capital stock representing more than 5% of any class of capital stock of the Company then outstanding.

      6.6 Specific Performance.

            Each of the Company and each Prudential Investor acknowledges and agrees that, in view of the uniqueness of the arrangements contemplated by Sections 6.1 and 6.5 and of this Agreement and the irreparable damage that the Prudential Investor (with respect to Section 6.1) and the Company (with respect to Section 6.5) would suffer in the event that any of the provisions of such Sections are not performed by each Prudential Investor and the Company (or their respective directors, officers, employees, financial advisors, legal advisors, accountants, agents or representatives, as the case may be) in accordance with their specific terms or are otherwise breached, that the parties hereto would not have an adequate remedy at law for money damages in the event that such Sections are not performed in accordance with their terms. Accordingly, each party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of such Sections by the other, in addition to all other remedies available at law or in equity.

7. MISCELLANEOUS

      7.1 Survival of Warranties and Covenants.

            The warranties and representations of the Company and the Investor contained in or made pursuant to Articles II and III of this Agreement shall survive the Closing hereunder through and until the expiration of the statute of limitations applicable to each such warranty or representation. The covenants contained in or made pursuant to Article VI hereof shall survive the Closing hereunder indefinitely, except for any provisions which expire by their terms. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company unless, as a result of such investigation, the Investor or the Company, as the case may be, acquires actual knowledge that a representation or warranty is untrue.

      7.2 Successors and Assigns.

            Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as specifically provided hereby, the Investor shall not be permitted to assign any of its rights hereunder to any third party; provided, however, that the Investor's rights hereunder may be assigned to another Prudential Investor (either by the Investor or another Prudential Investor). "Prudential Investor" shall mean (i) the Investor, (ii) any Person controlled (as such term is defined in Rule 12b-2 under the 1934 Act), directly or indirectly, by The Prudential Insurance Company of America and (iii) any one or more of Strategic Value Investors, LLC ("SVI"), Strategic Value Investors International LLC ("SVI International") and the Prudential Co-Investor and any Redemption Vehicle (as each such term is described in the offering documentation of SVI and SVI International), to which any Series B Preferred Shares or shares of Common Stock are transferred or to which the rights under this Agreement are assigned (either before or after the Closing), by the Investor or another Prudential Investor, and which agrees to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      7.3 Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof.

      7.4 Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.5 Titles and Subtitles.

            The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      7.6 Notices.

            Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investor, to:

      Strategic Value Investors
      c/o The Prudential Insurance Company of America
      c/o Prudential Real Estate Investors Inc.
      8 Campus Drive
      Arbor Circle South
      Parsippany, New Jersey  07054-4493
      Attn.: SVI Portfolio Manager
      Facsimile: (201) 734-1472

with a copy to:

      Goodwin, Proctor & Hoar LLP
      300 Park Avenue, 17th Floor
      New York, New York  10022
      Attn.: Robert S. Insolia
      Facsimile: (212) 572-6476

If to the Company, to:

      Charles E. Smith Residential Realty, Inc.
      2345 Crystal Drive
      Crystal City
      Arlington, Virginia 22202
      Attn.: Robert D. Zimet
      Facsimile: (703) 769-1305

with a copy to:

      Hogan & Hartson L.L.P.
      555 13th Street, N.W.
      Washington, D.C. 20004-1109
      Attn.: J. Warren Gorrell, Jr.
      Facsimile: (202) 637-5910

      7.7 Finder's Fees or Broker's Fees.

            Each party represents that it neither is nor will be obligated for any finder's fee or broker's fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      7.8 Expenses.

            Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Series B Preferred Articles Supplementary, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      7.9 Amendments and Waivers.

            Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      7.10 Severability.

            If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      7.11 Entire Agreement.

            This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

            IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA


                                    By: /s/ Jeffrey L. Danker
                                        ----------------------------------------
                                    Name: Jeffrey L. Danker
                                    Its: Managing Director

                                    CHARLES E. SMITH RESIDENTIAL REALTY,
                                    INC.


                                    By: /s/ Ernest Gerardi, Jr.
                                        ----------------------------------------
                                    Name: Ernest Gerardi, Jr.
                                    Its: President

                                                                    Schedule 2.1

                                  SUBSIDIARIES

1.  Charles E. Smith Residential Realty L.P.
2.  First Herndon Associates Limited Partnership
3.  Metropolitan Acquisition Finance LAP.
4.  Smith Employment Services L.P.
5.  Smith Property Holdings Columbia Road L.P.
6.  Smith Property Holdings One L.P.
7.  Smith Property Holdings One (D.C.) L.P.
8.  Smith Property Holdings Two, L.P.
9.  Smith Property Holdings Two (D.C.) L.P.
10. Smith Property Holdings Three L.P.
11. Smith Property Homage Three (D.C.) L.P.
12. Smith Property Holdings Four L.P.
13. Smith Properly Holdings Five L.P.
14. Smith Property Holdings Five (D.C.) L.P.
15. Smith Property Holdings Six LP.
16. Smith Property Holdings Six (D.C.) L.P.
17. Smith Property Holdings Seven L.P.
18. Smith Properly Holding Crystal Towers L.P.
19. Smith Property Holdings Kenmore L.P.
20. Smith Property Holdings Van Ness L.P.
21. Smith Property Holdings Crystal Plaza L.L.C.
22. Smith One, Inc.
23. Smith Two, Inc.
24. Smith Three, Inc.
25. Smith Four, Inc.
26. Smith Five, Inc.
27. Smith Six, Inc.
28. Smith Seven, Inc.

                                    EXHIBIT A

                         Series B Cumulative Convertible
                           Redeemable Preferred Stock

                             ARTICLES SUPPLEMENTARY

                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.

                      =====================================

                  Articles Supplementary of Board of Directors
                     Classifying and Designating a Series of
                               Preferred Stock as
                   Series B Cumulative Convertible Redeemable
                               Preferred Stock and
                    Fixing Distribution and Other Preferences
                            and Rights of Such Series

                      =====================================

                         Dated as of September 23, 1997

                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.

                      =====================================

                  Articles Supplementary of Board of Directors
                     Classifying and Designating a Series of
                               Preferred Stock as
                   Series B Cumulative Convertible Redeemable
                               Preferred Stock and
                    Fixing Distribution and Other Preferences
                            and Rights of Such Series

                      =====================================

            Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Annotated Code of Maryland that:

            FIRST: Pursuant to authority granted by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on September 10, 1997 adopted a resolution designating and classifying 1,216,666 unissued and unclassified shares of capital stock as Series B Cumulative Convertible Redeemable Preferred Stock.

            SECOND: The following is a description of the Series B Cumulative Convertible Redeemable Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

            Section 1. Number of Shares and Designation. This class of preferred stock shall be designated as Series B Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 1,216,666 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

            Section 2. Definitions. For purposes of the Series B Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Directors" shall mean the Board of Directors of the
            Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday,
            Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

                  "Common Shares" shall mean the shares of Common Stock, par value $0.01 per share, of the Corporation.

                  "Constituent Person" shall have the meaning set forth in
            Section 6(e).

                  "Conversion Price" shall mean the conversion price per Common
            Share for which the Series B Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $28.50 (equivalent to a conversion rate of one Common Share for each Series B Preferred Share).

                  "Current Market Price" of publicly traded shares of Common
            Stock or any other class of shares of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

                  "Dividend Payment Date" shall mean (i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Shares, a date to be set by the Board of Directors, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

                  "Dividend Periods" shall mean quarterly dividend periods
            commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, except that: (i) the initial Dividend Period shall commence on July 1, 1997 and end on and include September 30, 1997, and (ii) the Dividend Period during which any Series B Preferred Shares shall be redeemed pursuant to
            Section 5 shall end on and include the Call Date with respect to the Series B Preferred Shares being redeemed.

                  "Expiration Time" shall have the meaning set forth in Section
            6(d)(iv).

                  "Fair Market Value" shall mean the average of the daily
            Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.


                                    Exh. A-2

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Corporation in good faith.

                  "Issue Date" shall mean the date on which the first Series B
            Preferred Shares are issued.

                  "Junior Shares" shall mean the Common Shares and any other class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in either (i) the payment of dividends or
            (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Liquidation Preference" shall have the meaning set forth in
            Section 4(a).

                  "Non-Electing Share" shall have the meaning set forth in
            Section 6(e).

                  "Operating Partnership" shall mean the Charles E. Smith
            Residential Realty, L.P., a Delaware limited partnership.

                  "Parity Shares" shall have the meaning set forth in Section
            8(b).

                  "Person" shall mean any individual, firm, partnership,
            corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchased Shares" shall have the meaning set forth in Section
            6(d)(iv).

                  "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series B Preferred Shares" shall mean the shares of Series B
            Cumulative Convertible Redeemable Preferred Stock.

                  "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any


                                    Exh. A-3
            accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series B Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

                  "Transaction" shall have the meaning set forth in Section
            6(e).

                  "Transfer Agent" shall mean First Union National Bank, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Shares.

                  "Units" shall mean Partnership Units as that term is defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

                  "Voting Preferred Shares" shall have the meaning set forth in
            Section 9.

                  "Weighted Average Trading Price" shall mean, for any Trading
            Day, the number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by
            (ii) the total number of Common Shares sold on such Trading Day.

            Section 3. Dividends.

                  (a) The holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (i) 7.0877% of the Liquidation Preference per annum (equivalent to $2.02 per share) or (ii) the ordinary cash dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series B Preferred Share is convertible. The dividends referred to in clause (ii) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series B Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Corporation pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant


                                    Exh. A-4
            to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (ii) of this paragraph (a) with respect to such Dividend Period is greater than the dividend previously declared on the Series B Preferred Shares with respect to such Dividend Period, the Corporation shall pay an additional dividend to the holders of the Series B Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (ii) of this paragraph (a) and (z) the amount of dividends previously declared on the Series B Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Shares as they appear in the records of the Corporation at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series B Preferred Shares which remains payable.

                  (b) The amount of dividends referred to in clause (i) of
            Section 3(a) payable for each full Dividend Period on the Series B Preferred Shares shall be computed by dividing the annual dividend rate by four. The distribution payable with respect to the initial Dividend Period will include a full dividend with respect to such Dividend Period, notwithstanding the fact that the Series B Preferred Shares were issued after September 30, 1997 (i.e., the greater of $0.505 per Series B Share or the ordinary cash dividend paid on the Common Shares with respect to the quarterly period ending on or about September 30, 1997). The amount of dividends payable for any period shorter than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

                  (c) So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series B Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of


                                    Exh. A-5
            dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Shares.

                  (d) So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

                  (e) No distributions on Series B Preferred Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.


                                    Exh. A-6

            Section 4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series B Preferred Shares shall be entitled to receive Twenty Eight Dollars and Fifty Cents ($28.50) (the "Liquidation Preference") per Series B Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period containing the date of final distribution shall be equal to the greater of (i) the dividend provided in Section 3(a)(i) or (ii) the dividend determined pursuant to Section 3(a)(ii) for the preceding Dividend Period. Until the holders of the Series B Preferred Shares have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution, or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of shares of any
            Parity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

            Section 5. Redemption at the Option of the Corporation.

                  (a) The Series B Preferred Shares shall be redeemable by the
            Corporation, at its option, in whole at any time or from time to time in part as set forth herein, subject to the following provisions. Series B Preferred Shares may be redeemed, in whole or in part, at the option of the Corporation, at any time by issuing and delivering to each holder for each Series B Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends, if any, to the Call Date, which are to be paid in cash as provided below, whether or not earned or declared) per Series B Preferred


                                    Exh. A-7

            Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided that the Corporation may not issue to any holder a number of Common Shares that would result in such holder exceeding the Common Stock Ownership Limit then applicable to such holder; provided further that the Corporation shall deliver to each holder, as a condition to the redemption of Series B Shares pursuant to this paragraph, a certificate of an officer of the Corporation stating that the Corporation has not then commenced liquidation or bankruptcy proceedings and does not then have any intention of commencing any such proceedings.

                  (b) Series B Preferred Shares shall be redeemed by the
            Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption, and shall be not less than 30 day nor more than 60 days after the date notice of redemption is sent by the Corporation. Upon any redemption of Series B Preferred Shares pursuant to paragraph (a) of this Section 5, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued, and unpaid dividends, if any, to the Call Date, whether or not earned or declare as provided in this paragraph. Immediately prior to authorizing any redemption of the Series B Preferred Shares, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory dividend on the Series B Preferred Shares, payable in cash on the Call Date in an amount equal to all accumulated, accrued, and unpaid dividends as of the Call Date on the Series B Preferred Shares to be redeemed, which amount shall be added to the redemption price, except to the extent such dividends are to be paid pursuant to the immediately following sentence. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on Series B Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

                  (c) If full cumulative dividends on the Series B Preferred
            Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series B Preferred Shares may not be redeemed under this Section 5 in part and neither the Corporation nor any of its subsidiaries may purchase or acquire Series B Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares.

                  (d) Notice of the redemption of any Series B Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph
            (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclu-


                                    Exh. A-8
            sively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series B Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of Common Shares to be issued in redemption of the Series B Preferred Shares to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of Common Shares and cash necessary to effect such redemption, including all accumulated, accrued, and unpaid dividends to the Call Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the Series B Preferred Shares so called for redemption shall cease to accumulate or accrue on the Series B Preferred Shares called for redemption (except that, in the case of a Call Date after a dividend payment record date and prior to the corresponding Dividend Payment Date, holders of Series B Preferred Shares on the dividend payment record date will be entitled on such Dividend Payment Date to receive the dividend paid on such shares), (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Corporation shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $500,000,000, such number of Common Shares and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series B Preferred Shares so called for redemption. In the case of any redemption pursuant to paragraph
            (a)(i) of this Section 5, at the close of business on the Call Date, each holder of Series B Preferred Shares to be redeemed (unless the Corporation defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series B Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series B Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged in accordance with such notice for certificates representing Common Shares and/or any cash (without interest thereon) for which such shares have


                                    Exh. A-9
            been redeemed. If fewer than all the outstanding Series B Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series B Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series B Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be promptly issued without cost to the holder thereof.

                  (e) In the case of any redemption pursuant to paragraph (a)(i)
            of this Section 5,

                        (i) no fractional Common Shares or scrip representing
                  fractions of Common Shares shall be issued upon redemption of the Series B Preferred Common Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series B Preferred Shares, the Corporation shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

                        (ii) the Corporation covenants that any Common Shares
                  issued upon redemption of Series B Preferred Shares shall be validly issued, fully paid and non-assessable. The Corporation shall use its reasonable best efforts to list the Common Shares required to be delivered upon any such redemption of Series B Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

            Section 6. Conversion. Holders of Series B Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
            Section 6 and the provisions of Article VIII of the Corporation's Articles of Incorporation, a holder of Series B Preferred Shares shall have the right, at his or her option, on or after the date 90 days after the Issue Date, to convert such shares into the number of authorized but previously unissued fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (exclusive of accumulated, accrued, and unpaid dividends, which are to be paid in cash as provided below) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section
            6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6. Notwithstanding any provision of Article VIII of the Corporation's Articles of Incorporation, a holder shall be entitled to convert shares of Series B Preferred Stock immediately prior to the record date for payments of distributions to holders of Common Shares upon any liquidation or winding up of the Company.

                  (b) In order to exercise the conversion right, the holder of each Series B Preferred Share to be converted shall surrender the certificate representing such share,


                                    Exh. A-10
            duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  Holders of Series B Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date with respect to the Series B Preferred Shares and the opening of business on the dividend payment record date with respect to the Common Shares for the corresponding Dividend Period (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series B Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Common Shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series B Preferred Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

                  Each conversion shall be deemed to have been effected
            immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such


                                    Exh. A-11
            person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

                  (c) No fractional shares or scrip representing fractions of
            Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                        (i) If the Corporation shall after the Issue Date (A)
                  pay a dividend or make a distribution on its capital shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series B Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                        (ii) If the Corporation shall issue after the Issue Date
                  rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by


                                    Exh. A-12
                  multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                        (iii) If the Corporation shall distribute to all holders
                  of its Common Shares any securities of the Corporation (other than Common Shares) or evidence of its indebtedness or assets (including cash other than cumulative cash dividends or cash distributions paid with respect to the Common Shares after December 31, 1996 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1996, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1996, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series B Preferred Shares or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Distribution"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date described below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of the Board of Directors), of the portion of the Distribution so distributed and applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the


                                    Exh. A-13

                  Business Day next following (except as provided in paragraph
                  (h) below) the record date for the determination of stockholders entitled to receive such Distribution. For the purposes of this subparagraph (iii), a Distribution, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of stockholders entitled to such Distribution, but also is distributed with each Common Share delivered to a Person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a Series B Preferred Share would no longer be entitled to receive such Distribution with a Common Share (other than as a result of the termination of all such Distribution), such Distribution shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such Distribution" and "the record date" within the meaning of the two preceding sentences).

                        (iv) In case a tender or exchange offer (which term
                  shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                        (v) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that


                                    Exh. A-14
                  any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph
                  (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this
                  Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or it that is not possible, to reduce any income taxes otherwise payable as a result of such event to the maximum extent possible.

                  (e) If the Corporation shall be a party to any transaction
            (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or a substantial portion of its Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this
            Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series B Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions


                                    Exh. A-15
            of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)   If:

                        (i) the Corporation shall declare a dividend (or any
                  other distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares after December 31, 1996 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1996, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1996, minus the cumulative amount of dividends accrued or paid in respect of the Series B Preferred Shares or any other class or series of preferred shares of capital stock of the Corporation after the Issue Date); or

                        (ii) the Corporation shall authorize the granting to all
                  holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                        (iii) there shall be any reclassification of the Common
                  Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or a substantial portion of its outstanding Common Shares (or an amendment thereto changing the maximum number of shares sought or the amount of type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                        (iv) there shall occur the voluntary or involuntary
                  liquidation, dissolution or winding up of the Corporation;

            then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series B Preferred Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or
            (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common


                                    Exh. A-16

            Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                  (g) Whenever the Conversion Price is adjusted as herein
            provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 6
            provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Corporation shall take any action affecting the
            Common Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price for the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Corporation covenants that it will at all times
            reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, solely for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.


                                    Exh. A-17

                  The Corporation covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

                  The Corporation shall use reasonable best efforts to list the
            Common Shares required to be delivered upon conversion of the Series B Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                  The Corporation shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Shares. In addition to any legend required by Article VIII of the Articles of Incorporation, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

                  (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

            Section 7. Shares To Be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of capital stock of the Corporation, without designation as to class or series.

            Section 8. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

                  (a) prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

                  (b) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up,


                                    Exh. A-18
            whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series B Preferred Shares, if the holders of such class or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); the Series A Cumulative Convertible Redeemable Preferred Stock of the Corporation are Parity Shares;

                  (c) junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

            Section 9. Voting. So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Corporation's Articles of Incorporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the
            provisions of the Corporation's Articles of Incorporation, the Corporation's By-Laws or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares; provided, however, that the amendment of the provisions of the Corporation's Articles of Incorporation so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series B Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Shares; or

                  (b) A share exchange that affects the Series B Preferred
            Shares, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Series B Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series B Preferred Share (except for changes that do not materially and adversely affect the holders of the Series B Preferred Shares); or

                  (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;


                                    Exh. A-19
provided, however, that no such vote of the holders of Series B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Shares at the time outstanding for Common Stock.

            For purposes of the foregoing provisions of this Section 9, each Series B Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series B Preferred Shares as a single class on any matter, then the Series B Preferred Shares and such other series shall have with respect to such matters one (1) vote per $28.50 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Corporation action.

            Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


                                    Exh. A-20

            IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be duly executed by its President and attested by its Secretary this ___ day of September, 1997.

                                       CHARLES E. SMITH RESIDENTIAL REALTY, INC.

                                                By:

----------------------------------
                                                Its: President

            I, Robert Zimet, Secretary, hereby acknowledge on behalf of Charles
E. Smith Residential Realty, Inc. that the foregoing Articles Supplementary are the corporate act of said corporation under the penalties of perjury.

Attest:


---------------------------------


                                    Exh. A-21

                                                                       Exhibit B

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of October 3, 1997 (this "Agreement"), by and between Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), Strategic Value Investors, LLC, a Delaware limited liability company ("SVI-US") and Strategic Value Investors International, LLC, a Delaware limited liability company ("SVI-International")(Prudential, SVI-US and SVI-International collectively, the "Investors").

            WHEREAS, pursuant to that certain Series B Cumulative Convertible Redeemable Preferred Share Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between the Company and Prudential, Prudential has agreed to acquire 1,450,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock" and, together with the Common Stock, the "Shares"), all of which Preferred Stock may be converted into shares of Common Stock, pursuant to the terms of and subject to certain limitations set forth in the Articles Supplementary relating to the Preferred Stock; and

            WHEREAS, in connection with the Purchase Agreement, the Company has agreed to register for sale by Prudential and certain transferees, the shares of Common Stock purchased by Prudential pursuant to the Purchase Agreement (the "Initial Common Shares") and the shares of Common Stock received by Prudential upon conversion of shares of Preferred Stock (the "Underlying Common Shares");

      WHEREAS, pursuant to that certain Assignment and Assumption of Acquisition Rights dated as of October 2, 1997, Prudential assigned and SVI-US and SVI-International assumed certain of Prudential's rights and obligations under the Purchase Agreement and the Company acknowledged and consented to such assignment and assumption; and

            WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

            NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

      Section 1. Certain Definitions.

            In this Agreement the following terms shall have the following respective meanings:

            "Accredited Investor" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

            "Affiliates" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

            "Articles Supplementary" shall mean the Articles Supplementary Classifying and Designating the Series B Cumulative Convertible Redeemable Preferred Stock, as filed with the Department of Assessments and Taxation of the State of Maryland.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

            "Holder" or "Holders" shall mean (i) the Investors and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

            "Indemnified Party" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

            "Indemnifying Party" shall have the meaning ascribed to it in
Section 4(c) of this Agreement.

            "Managing Underwriter" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 3 hereof.

            "Market Value" shall mean, with respect to the Common Stock on any date of determination, the average of the closing prices of the Common Stock on each of the preceding 10 trading days on the New York Stock Exchange.

            "Person" shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

            "Preferred Stock" shall have the meaning ascribed to it in the recitals to this Agreement.

            "Prospectus" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares.

            The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Shelf Registration Statement (and Prospectus) in compliance with the Securities Act providing for the sale by the Holders in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

            "Registrable Shares" shall mean (i) the Initial Common Shares, (ii) the Underlying Common Shares, and (iii) the shares of Common Stock issued upon redemption of shares of Preferred Stock in accordance with Section 5(a) of the Articles Supplementary classifying and designating the Preferred Stock; provided, however, that any such shares of Common Stock shall cease to be Registrable


                                    Exh. B-2

Shares when (A) a shelf registration statement with respect to the sale of such shares shall have become effective under the Securities Act and all such shares shall have been disposed of in accordance with such shelf registration statement; (B) such shares shall have been resold by the Holder thereof in accordance with Rule 144; (C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist; or (D) such shares may be sold in accordance with Rule 144(k) under the Securities Act.

            "Registration Expenses" shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following: (a) all registration and filing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company; (f) Securities Act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; and (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed.

            "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

            "Shelf Registration" shall mean a registration effected pursuant to
Section 2 hereof.

            "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Shares, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


                                    Exh. B-3

      Section 2. Shelf Registration.

            (a) The Company shall, within 45 days following the date of initial issuance (the "Issue Date") of the Shares, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable and in no event later than 90 days after the Issue Date (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws); provided, however that no Holder shall be entitled to have the Registrable Shares held by it covered by such Shelf Registration unless such Holder is in compliance with Section 3(k) hereof.

            (b) The Company shall (i) use its reasonable best efforts to keep such Shelf Registration continuously effective in order to permit the Prospectus forming part thereof to be usable by the Holders for so long as the aggregate Market Value of the Registrable Shares is at least $10 million or such shorter period that will terminate upon the earlier of the following: (A) the date when all the Registrable Shares have been sold pursuant to such shelf registration statement or Rule 144 and (B) the date on which, in the reasonable, written opinion of counsel to the Holders and/or to the Company, all outstanding Registrable Shares held by persons that are not affiliates of the Company may be resold without registration under the Securities Act in accordance with Rule 144(k) or any successor provision thereto (in any such case, such period being called the "Effectiveness Period") and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Shares of such Holder and to identify such Holder as a selling securityholder. The Company shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders covered thereby not being able to offer and sell any such Registrable Shares during that period, unless (x) such action is required by applicable law or the rules of any national securities exchange or other market on which any of the Registrable Shares are then listed or quoted, or (y) any event contemplated by paragraph 3(c)(2)(iii) below occurs and the Company acts promptly in good faith and for valid business reasons in suspending use of the Prospectus until the requisite changes have been made and the Company thereafter promptly (and in no event longer than 30 days) complies with the requirements of paragraph 3(i) below.

            Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") to defer such filing (or suspend sales under any filed registration thereunder) for a period of not more than 90 days during any 12-month period, if the Company shall furnish to the Holders a certificate signed by the President or any other executive officer of the Company stating that, either (i) in the good faith judgment of the Company, the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that it would be detrimental to the Company and its shareholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) or (ii) the Company plans to conduct an underwritten offering of its equity securities during such 90-day period. and, in each case, therefore, the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement); provided that, in the case of clause (ii), the Company shall terminate such deferral or suspension, prior to the end of such 90-day period and following the thirtieth day following the initial closing of any such underwritten offering, in the event that during such period the average of the closing prices of the class of equity


                                    Exh. B-4
securities sold by the Company in such offering during a period of 20 consecutive trading days is at least 110% of the initial public offering price of such security in such offering.

      Section 3. Registration Procedures.

            (a) The Company shall furnish to the Holders , prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof or supplement, if any, to the Prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments at the Holders reasonably may propose.

            (b) The Company shall take such action as may be necessary so that
(i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            (c) (1) The Company shall advise the Holders: (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

            (2) The Company shall advise the Holders of: (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

            (d) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

            (e) The Company shall furnish to each Holder, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).


                                    Exh. B-5

            (f) The Company shall, during the Effectiveness Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except upon and during the continuance of any event described in paragraph 3(c)(2)(iii) above) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

            (g) Prior to any offering of Registrable Shares pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders included therein and their respective counsel in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such United States jurisdictions of the Registrable Shares covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

            (h) Unless any Registrable Shares shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Shares pursuant to such Shelf Registration Statement.

            (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company shall promptly, and in any event within 30 days, prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

            (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders or otherwise provide in accordance with
Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

            (k) The Company may require each Holder to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request for inclusion in such Shelf Registration Statement and the Company may exclude from such registration the Registrable Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.


                                    Exh. B-6

            (l) The Company agrees to use its reasonable best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

            (m) If the Holders of at least 800,000 Registrable Shares (or such fewer number as remain outstanding) shall propose to sell such Registrable Shares in an underwritten public offering, such Holders shall be entitled to select the underwriters for such offering, subject to the approval of the Company, not to be unreasonably withheld (provided that the Holders shall not require consent of the Company in order for Prudential Securities Incorporated to be an underwriter) and the Company shall make available members of the management of the Company and its Affiliates for reasonable assistance in selling efforts relating to such offering for a public offering of such size (including, without limitation, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings [(including "blackout" periods following consummation of any such offering, to the extent reasonably requested by the Managing Underwriter in the circumstances and not inconsistent with the needs of the Company to raise additional equity capital at such time)]; provided that (i) the Company shall not be required to assist in an underwritten offering more than once in any 12-month period or more than three times during the term of this Agreement; (ii) the Company shall pay the Registration Expenses for one underwritten offering; and (iii) upon request by an underwriter, the Company shall waive the common stock ownership limitation contained in its Articles of Incorporation to the extent necessary to permit such underwriter to purchase the securities for the purpose of the distribution.

      Section 4. Expenses of Registration.

            The Company shall pay all Registration Expenses incurred in connection with the registration of the Registrable Shares in accordance with Sections 2 and 3 hereof. All Selling Expenses incurred in connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares pursuant to Section 7 of this Agreement. Each Holder shall pay the expenses of its own counsel.

      Section 5. Indemnification.

            (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder and each of their respective directors and officers and each person controlling such Holder within the meaning of Section 15 of the Securities Act as follows:

            (i) from and against any loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Shares, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable under this clause (i) for any settlement of any action effected without its written consent, which consent shall not be unreasonably


                                    Exh. B-7
      withheld; and (ii) against any and all expenses (including reasonable fees and disbursements of counsel chosen by any such Holder (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as such expenses are incurred to the extent that any such expense is not paid under subparagraph (i) of this Section 5(a); provided further, that the indemnity provided for in this Section 5(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Company by such Holder in writing expressly stating that such information is being provided by such Holder for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus or the Prospectus if such Holder failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

            (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Shelf Registration Statement) and each Person, if any, who controls the Company or other selling Holder within the meaning of Section 15 of the Securities Act, from and against any loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder in writing expressly stating that such information is being provided by such Holder for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to the Shelf Registration Statement.

            (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 5 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or


                                    Exh. B-8
them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnified Party under this
Section 5 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).

            (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Section 6. Information to be Furnished by Holders.

            Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Sections 2 and 3 hereof. If any Holder fails to provide the Company with such information within 15 business days of the Company's request, the Company's obligations under Sections 2 and 3 hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information.

      Section 7. Rule 144 Sales.

            (a) The Company covenants that it will file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

            (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder


                                    Exh. B-9
may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

      Section 8. Miscellaneous.

            (a) Governing Law. This Agreement shall he governed in all respects by the laws of the State of Maryland (other than the choice of law rules thereof).

            (b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

            (c) Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

            (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile with receipt acknowledged, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to the Investors, at the Investor's address or fax number set forth below its signature hereon, or at such other address or fax number as the Investors shall have furnished to the Company in writing, or (b) if to any assignee or transferee of the Investors, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, or (c) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investors or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

            (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

            (g) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.


                                    Exh. B-10

            (i) Remedies. The Company and the Investors acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

            (j) Attorneys' Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                     [Page Break Intentionally Inserted]


                                    Exh. B-11

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                          CHARLES E. SMITH RESIDENTIAL
                                          REALTY, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                               2345 Crystal Drive
                                               Crystal City
                                               Arlington, Virginia 22202
                                               Attention: Robert D. Zimet
                                               Facsimile: (703) 769-1312

                                          THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          8 Campus Drive
                                          Arbor Circle South
                                          Parsippany, New Jersey 07054-4493
                                          Attention: Jeffrey L. Danker
                                          Facsimile: (201) 734-1472


                                    Exh. B-12

                                          STRATEGIC VALUE INVESTORS, LLC

                                          By: The Prudential Investment
                                              Corporation, Its Attorney-In-Fact


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          8 Campus Drive
                                          Arbor Circle South
                                          Parsippany, New Jersey 07054-4493
                                          Attention: SVI Portfolio Manager
                                          Facsimile: (201) 734-1472

                                          STRATEGIC VALUE INVESTORS
                                          INTERNATIONAL, LLC

                                          By: Strategic Value Investors
                                              International Ltd., Its Manager


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          8 Campus Drive
                                          Arbor Circle South
                                          Parsippany, New Jersey 07054-4493
                                          Attention: SVI Portfolio Manager
                                          Facsimile: (201) 734-1472


                                    Exh. B-13

                                                                       Exhibit C

                         WAIVER OF OWNERSHIP LIMITATIONS

      RESOLVED, that, pursuant to Section 8(j) of the Company's Articles of Incorporation, as amended, the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit (as such terms are defined in the Articles of Incorporation) set forth in Section 8(b)(1)(i) of the Articles of Incorporation are hereby waived with respect to the Acquisition and Beneficial Ownership (as such terms are defined in the Articles of Incorporation) of Series B Preferred Shares and shares of Common Stock of the Company by each Prudential Investor (as that term is defined in the Purchase Agreement to be entered into between the Company and The Prudential Insurance Company of America) and any other Person (as such term is defined in the Articles of Incorporation) that Beneficially Owns (as such term is defined in the Articles of Incorporation) Series B Preferred Shares and Common Stock solely by reason of a Prudential Investor's (as defined in the Purchase Agreement) Beneficial Ownership of Series B Preferred Shares or Common Stock ("a Prudential Related Person"); provided that

            (i) this waiver shall not be effective to exempt any Person that would be treated as an "individual" for purposes of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (as modified by Section 856(h) of the Code) from either the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit; and

            (ii) this waiver shall not be effective to exempt any Person from either the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (whether or not such Person would be treated as an "individual" under the provisions of the Code cited above) if (and to the extent that), by reason of such Person's Beneficial Ownership of Capital Stock (as such term is defined in the Articles of Incorporation), any Person that would be treated as an "individual" under the provisions of the Code cited above would be considered to own Capital Stock in excess of either the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit; and

            (iii) this waiver shall not be effective to exempt any Prudential Investor or Prudential Related Person from either the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit if (and to the extent that) the Prudential Investors, their respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and any member of a group (as such term is used in
      Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) relating to the capital stock of the Company, of which any Prudential Investor or any of its affiliates is a member, collectively Beneficially Own shares of Common Stock of the Company (including for such purpose any shares of Common Stock issuable upon exercise of any Acquisition Rights (as such term is defined in the Articles of Incorporation) held by any of them) in excess of the Special Ownership Limit (as defined below);

provided further that this waiver shall terminate in the event that

            (x) the Prudential Investors, their respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and any member of a group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) relating to the capital stock of the Company, of which any Prudential Investor or any of its affiliates is a member, collectively Beneficially Own shares of Common Stock of the Company (including for such purpose any shares of Common Stock issuable upon exercise of any Acquisition Rights (as such term is defined in the Articles of Incorporation) held by any of them) in excess of the Special Ownership Limit; or

            (y) the Prudential Investors, their respective affiliates, and any member of a group relating to the capital stock of the Company, of which any Prudential Investor or any of its affiliates is a member, collectively Beneficially Own in excess of 9.8% of the outstanding shares of Common Stock of the Company (excluding for such purpose any shares of Common Stock issuable upon conversion of any Series B Preferred Stock Beneficially Owned by any of them); provided that the waiver shall not terminate under this paragraph solely by reason of the issuance of Common Stock by the Company in redemption of Series B Preferred Stock or by reason of a conversion of Series B Preferred Stock into Common Stock immediately prior to liquidation of the Company;

provided that this waiver shall not terminate solely as a result of a decrease in the aggregate number of outstanding shares of Common Stock.

      As used herein, the term "Special Ownership Limit" shall mean a number of shares of Common Stock equal to the lesser of (A) 19.998% of the outstanding Common Stock of the Company (the shares of Common Stock issuable upon conversion of Series B Preferred Shares being deemed to be outstanding for this purpose) or
(B) the sum of (i) 1,450,000 shares of Common Stock (the "Initial Shares"), plus
(ii) the number of shares of Common Stock held by any Prudential Investor that was acquired by any Prudential Investor upon conversion of any Series B Preferred Stock ("Conversion Shares"), plus (iii) the number of shares of Common Stock Beneficially Owned by a Prudential Investor by reason of the ownership by a Prudential Investor of any shares of Series B Preferred Stock (excluding any shares of Series B Preferred Stock acquired after the original issuance thereof from any Person other than a Prudential Investor) ("Underlying Shares"), plus
(iv) the number of shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock that have not yet been purchased under the Stock Purchase Agreement, less (v) the number of Initial Shares transferred after October 3, 1997 to any Person other than a Prudential Investor or an affiliate thereof, less (vi) the number of Conversion Shares or Underlying Shares transferred after October 3, 1997 to any Person other than a Prudential Investor, in each case as such number of shares of Common Stock may be adjusted to reflect stock splits, stock combinations, stock dividends, or similar transactions. In the event that the number of outstanding shares of Common Stock decreases, other than by reason of a stock combination affecting all shares of Common Stock, the percentage referred to in clause (A) above shall be increased by multiplying the percentage in effect immediately preceding such decrease by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such decrease and the denominator of which equals the number of shares of Common Stock outstanding immediately after such decrease (the shares of Common Stock issuable upon conversion of Series B Preferred Shares being deemed to be outstanding for purpose of this calculation).


                                    Exh. C-2